UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2024

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In April 2024, Amit Yoran, the Chief Executive Officer and Chairman of Tenable Holdings, Inc. (the “Company”), announced that he had been diagnosed with a treatable form of cancer. Mr. Yoran recently learned that he requires additional treatment. On December 5, 2024, Mr. Yoran began a temporary medical leave of absence from his duties as Chief Executive Officer to focus on his treatment and recovery. Mr. Yoran will continue to serve as Chairman of the Company and a member of the Board of Directors during his leave. In connection with Mr. Yoran’s leave, effective December 5, 2024, the Board appointed Stephen A. Vintz, the Company’s Chief Financial Officer, and Mark Thurmond, the Company’s Chief Operating Officer, to serve as Co-Chief Executive Officers on an interim basis. Mr. Vintz and Mr. Thurmond also will continue to serve in their respective operating roles, and Mr. Vintz will serve as principal executive officer. Biographical and other information about each of Mr. Vintz and Mr. Thurmond is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 11, 2024.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on December 5, 2024, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	December 5, 2024	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary